SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2003

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)	Identification No.)

225 South Main Avenue, Sioux Falls, SD	57104
(Address of principal executive office)	(ZIP Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  Other Events.

On January 31, 2003, Home Federal Bank, a wholly-owned operating subsidiary of HF Financial Corp. (the “Company”), sold $50,001,870 principal amount certain motor vehicle installment loans to a newly formed trust, Home Federal Automobile Securitization Trust 2003-A, pursuant to a Pooling and Servicing Agreement, dated as of January 31, 2003, among Home Federal Securitization Corp., a Delaware corporation, as seller, Home Federal Bank, as servicer and custodian, and JPMorgan Chase Bank, as trustee.  This trust will, in turn, issue $48,001,794.85 aggregate, principal balance of 2.65% Class A Asset Backed Certificates and $2,000,074.79 aggregate principal balance of 2.65% Class B Asset Backed Certificates (the “Certificates”).  The assets of the trust will be secured by automobiles, vans or light duty trucks, certain payments made thereunder on or after January 1, 2003, security interests in the vehicles financed thereby, and the proceeds thereof.  Principal and interest at the applicable interest rate will be distributed to Certificateholders on or about the fifteenth (15th) day of each month, commencing in February 2003.  Other than pursuant to certain repurchase requirements triggered by a breach of representation concerning the assets by Home Federal Bank, neither the Company nor Home Federal Bank is obligated to make any payments in respect of the Certificates or the Receivables.

FORM 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	February 5, 2003	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President And Chief Executive Officer (Duly Authorized Officer)

Date:	February 5, 2003	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Senior Vice President And Chief Financial Officer (Principal Financial and Accounting Officer)